As filed with the Securities and Exchange Commission on May 30, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADVANCE AUTO PARTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	5531	54-2049910
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(Employer Identification No.)

5673 Airport Road, NW

Roanoke, Virginia 24012

(540) 362-4911

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JIMMIE L. WADE

President and Chief Financial Officer

5673 Airport Road

Roanoke, Virginia 24012

(540) 362-4911

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

ERIC M. MARGOLIN Senior Vice President, General Counsel and Secretary Advance Auto Parts, Inc. 5673 Airport Road Roanoke, Virginia 24012 (540) 362-4911	ROGER H. LUSTBERG Riordan & McKinzie 300 South Grand Avenue Suite 2900 Los Angeles, California 90071 (213) 629-4824

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SHARES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM AGGREGATE PRICE PER SHARE(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)	AMOUNT OF REGISTRATION FEE(1)

Common Stock, $0.0001 par value	380,000 shares	$59.55	$22,629,000	$1,831

(1)	Calculated pursuant to Rule 457, based on the average of the high and low sales prices of the registrant’s common stock $60.15 and $58.95, respectively, on May 29, 2003, as reported by the New York Stock Exchange.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 30, 2003

380,000 Shares

COMMON STOCK

This prospectus relates to the offering of 380,000 shares of our common stock which are owned by some of our current stockholders. The selling stockholders will pay all selling commissions, if any, applicable to the sale of the common stock. We will not receive any of the proceeds of this offering, as all proceeds will be received by the selling stockholders.

The offering price for the common stock may be the market price for our common stock prevailing at the time of sale, a price related to the prevailing market price, a negotiated price or such other price as the selling stockholders determine from time to time.

Our common stock is quoted on the New York Stock Exchange under the symbol “AAP.” On May 30, 2003, the last reported sale price of our common stock was $59.48 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2003.

You should rely only on the information contained in this prospectus, incorporated in this prospectus by reference to the documents listed in the section “Where You Can Find More Information”, or contained in any supplement to this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The shares offered by this prospectus are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or any supplement. Our business, financial condition, results of operations and prospects may have changed since those dates.

All brand names and trademarks appearing in this prospectus, including “Advance,” are the property of their respective holders.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the Securities and Exchange Commission, or the SEC, including the registration statement of which this prospectus is a part, at the SEC reference room located at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. Please telephone the SEC at 1-800-SEC-0330 (1-800-732-0330) for further information on the public reference room. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. You may find our reports, proxy statements and other information at the SEC website. In addition, you can obtain reports and proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of the registration statement on Form S-3 we have filed with the SEC. As permitted by the SEC rules, this prospectus does not contain all the information that we have included in the registration statement we filed with the SEC. Prospective investors may refer to the registration statement and the documents we have incorporated by reference for more information about us and our common stock.

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to prospective investors by referring prospective investors to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus until the termination of this offering:

•	our annual report on Form 10-K for the fiscal year ended December 28, 2002 filed with the SEC on March 27, 2003, including portions of our Proxy Statement for our 2003 Annual Meeting of Stockholders incorporated by reference therein;

•	our quarterly report on Form 10-Q filed with the SEC on May 20, 2003; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 29, 2001.

Upon request, we will provide to any prospective investor without charge a copy of the documents that we incorporate by reference into this prospectus. To request a copy of any or all of these documents, prospective investors should write or telephone us at the following address and telephone number:

Jimmie L. Wade

President and Chief Financial Officer

5673 Airport Road

Roanoke, Virginia 24012

(540) 362-4911

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THE COMPANY

We operate in the United States automotive aftermarket industry, which includes replacement parts (excluding tires), accessories, maintenance items, batteries and automotive chemicals for cars and light trucks (pick-ups, vans, minivans and sport utility vehicles).

We are the second largest specialty retailer of automotive parts, accessories and maintenance items to “do-it-yourself,” or DIY, customers in the United States, based on store count and sales. We are the largest specialty retailer of automotive products in the majority of the states in which we currently operate, based on store count. At April 19, 2003, we had 2,024 stores operating under the “Advance Auto Parts” trade name in 37 states in the Northeastern, Southeastern and Midwestern regions of the United States. In addition, as of that date, we operated 89 stores under the “Advance Discount Auto Parts” trade name and 306 stores under the “Discount Auto Parts” trade name in Florida, and operated 37 stores under the “Western Auto” trade name located primarily in Puerto Rico and the Virgin Islands.

Our combined operations are conducted in two operating segments, retail and wholesale. The retail segment consists of our retail operations operating under the trade names “Advance Auto Parts”, “Advance Discount Auto Parts” and “Discount Auto Parts” in the United States and “Western Auto” primarily in Puerto Rico and the Virgin Islands. Our wholesale segment includes a wholesale distribution network, which provides distribution services of automotive parts, accessories and specialty items to approximately 390 independently owned dealer stores in 43 states primarily operating under the “Western Auto” trade name.

In addition to our DIY business, we serve “do-it-for-me,” or DIFM, customers via sales to commercial accounts. Sales to DIFM customers represented approximately 15% of our retail customers in 2002 and consisted of sales to both walk-in commercial customers and sales delivered to our commercial customers’ places of business, including independent garages, service stations and auto dealers. At April 19, 2003, we had 1,467 stores participating in our commercial delivery programs.

Our principal executive offices are located at 5673 Airport Road, Roanoke, Virginia 24012, and our telephone number is (540) 362-4911. Our website is located at “www.advanceautoparts.com.” Information contained on our website is not part of this prospectus.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and any supplements to this prospectus and the documents it or they incorporate by reference are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are usually identified by the use of words such as “will,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “should” or similar expressions. We intend those forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are included in this statement for purposes of complying with the safe harbor provisions.

These forward-looking statements reflect current views about our plans, strategies and prospects, which are based on the information currently available and on current assumptions.

Although we believe that our plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions or expectations will be achieved. Listed below and discussed elsewhere in this prospectus and any supplements to this prospectus and the documents it or they incorporate by reference are some important risks, uncertainties and contingencies which could cause our actual results, performances or achievements to be materially different from the forward-looking statements made in this prospectus and any supplements to this prospectus and the documents it or they incorporate by reference. These risks, uncertainties and contingencies include, but are not limited to, the following:

•	our ability to expand our business;

•	the implementation of our business strategies and goals;

•	integration of our previous and future acquisitions;

•	a decrease in demand for our products;

•	competitive pricing and other competitive pressures;

•	our relationships with our vendors;

•	our involvement as a defendant in litigation or incurrence of judgments, fines or legal costs;

•	deterioration in general economic conditions;

•	our ability to meet debt obligations and adhere to the restrictions and covenants imposed under our debt instruments;

•	our critical accounting policies; and

•	other statements that are not of historical fact made through this prospectus, including in the sections entitled “The Company.”

We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time to time in our reports and documents filed with the SEC, and you should not place undue reliance on those statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares offered by this prospectus. All proceeds from the sale of the shares offered hereby will be for the account of the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth the number of shares owned by the selling stockholders at May 21, 2003 and the maximum number of shares the selling stockholders are entitled to sell from time to time under this prospectus. However, such selling stockholders are under no obligation to sell all or any portion of such shares, nor are the selling stockholders obligated to sell any such shares immediately under this prospectus. Because the selling stockholders may sell all or some of their shares of common stock offered hereby, we cannot be certain as to the number of shares of common stock that will be held by the selling stockholders upon termination of any offering made under this prospectus. Information with respect to beneficial ownership is based on information furnished to us by the selling stockholders included in the table or included in filings with the SEC. We believe that the selling stockholders have sole voting and investment power for shares beneficially owned, subject to community property laws where applicable.

The percentages of common stock beneficially owned are based on 36,339,287 shares of our common stock outstanding at May 21, 2003.

	Shares of Common Stock Owned Prior to this Offering		Maximum Number of Shares of Common Stock Offered	Shares of Common Stock Owned After Completion of this Offering if Maximum Sold
	Number	Percentage	Number	Number	Percentage
Nicholas F. Taubman	1,398,732	3.8%	190,000	1,208,732	3.3%
Arthur Taubman Trust dated July 13, 1964(1)	1,148,633	3.2	190,000	958,633	2.6

(1)	The trustees of the Arthur Taubman Trust dated July 13, 1964 are Eugenia Taubman, who is the spouse of Nicholas F. Taubman, John G. Rocovich and First Premier Bank.

PLAN OF DISTRIBUTION

The shares of common stock covered by this prospectus may be offered and sold from time to time in one or more transactions by the selling stockholders. As used in this prospectus, the term “selling stockholders” includes pledgees, donees, transferees or other successors-in-interest selling shares received from the selling stockholders as pledgors, donors, borrowers or in connection with other non-sale-related transfers after the date of this prospectus. This prospectus may also be used by transferees of the selling stockholders, including broker-dealers or other transferees who borrow or purchase the shares to settle or close out short sales of shares of common stock. The shares may be sold at the market price for our common stock prevailing at the time of sale, a price related to the prevailing market price, a negotiated price or such other price as the selling stockholders determine from time to time. The shares may be sold by one or more methods of sale, including, without limitation, the following methods:

•	market transactions in accordance with the rules of the New York Stock Exchange or any other available markets or exchanges;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer or other person as principal, and resale by such broker-dealer for its own account pursuant to this prospectus;

•	privately negotiated transactions;

•	a combination of any of the above transactions; and

•	any other method permitted by applicable law.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery of the shares to the broker-dealer . The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholders may also pledge or loan the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers or agents to participate in such sales. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. We will pay all expenses incident to the offering and sale of the shares to the public other than any commissions and discounts of dealers or agents and any transfer taxes, which will be paid by the selling stockholders.

The selling stockholders and any broker-dealer or agent who participates with the selling stockholders in the distribution of such shares may be deemed to be “underwriters” under the Securities Act, and any discount, commission or concession they receive may be an underwriting discount or commission under the Securities Act.

In order to comply with the securities laws of some states, if applicable, the shares of common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders and we have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered by this prospectus.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against some liabilities, including liabilities arising under the Securities Act.

Upon a selling stockholder notifying us that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to the requirements of the Securities Act, disclosing the name of each such selling stockholder and of any participating broker-dealer, the number of shares offered, and the other terms of the offering, including the selling price, the commissions paid or discounts or concessions allowed to such broker-dealer, or any other facts material to the transaction. In addition, upon a selling stockholder notifying us that a donee, pledgee, transferee or successor-in-interest intends to sell more than 500 shares, a supplement to this prospectus will be filed.

Additional information related to the selling stockholders and plan of distribution may be provided in one or more prospectus supplements.

LEGAL MATTERS

The validity of the common stock offered under this prospectus will be passed upon for us by Riordan & McKinzie, a Professional Law Corporation, Los Angeles, California. Principals and employees of Riordan & McKinzie are partners in partnerships that are limited partners of an investment fund that own shares of our common stock.

EXPERTS

The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the annual report on Form 10-K of Advance Auto Parts, Inc. for the year ended December 28, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than commissions. All such expenses shall be borne by the registrant. All of the amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$1,831
Legal fees	7,500
Accountants’ fees	3,000
Miscellaneous	2,669

Total	$15,000

Item 15. Indemnification of Directors and Officers

The registrant’s certificate of incorporation and bylaws provide for indemnification of its officers and directors to the fullest extent permitted by law. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation has the power to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided he acted in such a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

The registrant, as successor to Advance Holding Corporation, is a party to indemnification agreements with each of its directors (the form of which is filed as Exhibit 10.19 to the registrant’s annual report on Form 10-K for the fiscal year ended December 28, 2002, filed on March 27, 2003) which provide for indemnification by the registrant and its subsidiaries to the fullest extent permitted by law.

The registrant has also purchased insurance for its directors and officers against liabilities arising out of their service in their capacities as directors and officers of the registrant.

EXHIBITS

Item 16. Exhibits

Exhibit Number		Description

4.1	(1)

Amended and Restated Stockholders’ Agreement dated as of November 2, 1998, as amended, among FS Equity Partners IV, L.P., Ripplewood Partners, L.P., Ripplewood Advance Auto Parts Employee Fund I L.L.C., Nicholas F. Taubman, Arthur Taubman Trust dated July 13, 1964, WA Holding Co. and Advance Auto, as successor in interest to Advance Holding (including the Terms of the Registration Rights of the Common Stock).

5.1		Opinion of Riordan & McKinzie, a Professional Corporation.

23.1		Consent of Deloitte & Touche LLP, Independent Auditors.

23.2		Consent of Riordan & McKinzie (included in Exhibit 5.1).

24.1		Power of Attorney (contained in signature page).

(1)	Filed on February 6, 2002 as an exhibit to Registration Statement on Form S-1 (No. 333-82298) of Advance Auto Parts, Inc.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, Commonwealth of Virginia, on the 30th day of May 2003.

ADVANCE AUTO PARTS, INC.

By:	/s/ JIMMIE L. WADE
Jimmie L. Wade President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Lawrence P. Castellani and Jimmie L. Wade, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all such capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, as well as any registration statement (or amendment thereto) related to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ LAWRENCE P. CASTELLANI Lawrence P. Castellani	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	May 30, 2003

/s/ JIMMIE L. WADE Jimmie L. Wade	President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 30, 2003

/s/ MARK J. DORAN Mark J. Doran	Director	May 30, 2003

/s/ PETER J. FONTAINE Peter J. Fontaine	Director	May 30, 2003

/s/ STEPHEN M. PECK Stephen M. Peck	Director	May 30, 2003

/s/ GILBERT T. RAY Gilbert T. Ray	Director	May 30, 2003

Signature	Title(s)	Date

/s/ JOHN M. ROTH John M. Roth	Lead Director	May 30, 2003

/s/ CARLOS A. SALADRIGAS Carlos A. Saladrigas	Director	May 30, 2003

/s/ WILLIAM L. SALTER William L. Salter	Director	May 30, 2003

/s/ FRANCESCA SPINELLI Francesca Spinelli	Director	May 30, 2003

/s/ RONALD P. SPOGLI Ronald P. Spogli	Director	May 30, 2003

EXHIBIT INDEX

Exhibit Number		Description

4.1	(1)

Amended and Restated Stockholders’ Agreement dated as of November 2, 1998, as amended, among FS Equity Partners IV, L.P., Ripplewood Partners, L.P., Ripplewood Advance Auto Parts Employee Fund I L.L.C., Nicholas F. Taubman, Arthur Taubman Trust dated July 13, 1964, WA Holding Co. and Advance Auto, as successor in interest to Advance Holding (including the Terms of the Registration Rights of the Common Stock).

5.1		Opinion of Riordan & McKinzie, a Professional Corporation.

23.1		Consent of Deloitte & Touche LLP, Independent Auditors.

23.2		Consent of Riordan & McKinzie (included in Exhibit 5.1).

24.1		Power of Attorney (contained in signature page).

(1)	Filed on February 6, 2002 as an exhibit to Registration Statement on Form S-1 (No. 333-82298) of Advance Auto Parts, Inc.